Exhibit 99.1

eBay Inc. Names Jamie Iannone Chief Executive Officer

Highly Accomplished Leader with Proven Track Record of Driving Superior Performance and User Experiences at Consumer-Facing Technology Companies

SAN JOSE, Calif., April 13, 2020 – eBay Inc. (NASDAQ: EBAY) today announced that the Company’s Board of Directors has appointed Jamie Iannone as Chief Executive Officer, effective April 27, 2020. He has also been elected to the Company’s Board of Directors. Most recently Jamie was Chief Operating Officer of Walmart eCommerce.

Mr. Iannone has over 20 years of experience leading digital pure-play and omnichannel platforms for some of the world’s premier consumer-facing companies. Before being promoted to COO of Walmart eCommerce, he served as CEO of SamsClub.com, the eCommerce unit for the $57 billion Sam’s Club. In this role, he was responsible for the unit’s digital transformation, including developing and executing initiatives in membership, marketing, technology, product and operations. Mr. Iannone previously worked at eBay as a Vice President and other leadership roles from 2001 to 2009.

“The Board believes Jamie is the ideal CEO to lead eBay’s next chapter of growth and success,” said Thomas Tierney, Chairman of eBay Inc.’s Board. “We have all been impressed by his strong track record of innovation, execution, operational excellence, and developing teams that drive results. Jamie has consistently delivered high growth during rapid periods of industry disruption, consumer change and technological advancement. He is a world-class leader, and we are excited to welcome him back to eBay.”

“I am honored to rejoin eBay as its next Chief Executive Officer,” said Mr. Iannone. “In my previous experience with the Company, I developed a deep appreciation for what makes eBay so special. eBay’s success has always been rooted in its robust C2C platform. I believe the Company has tremendous opportunities to capitalize on this foundation, innovate for the future and grow its ecosystem. I look forward to working with our global teams to enhance buyer experiences and provide more capabilities that will help small businesses sustain and grow. I will focus on continuing to evolve the Company’s strategy while delivering on eBay’s commitment to maximize long-term shareholder value.”

Mr. Tierney added, “We are deeply appreciative to Scott Schenkel for his leadership, not only over the past six months as interim CEO, but also during his 13-year tenure at eBay. In addition to leading bold actions in response to the COVID-19 pandemic, with Scott as interim CEO, eBay has re-prioritized its product roadmap, scaled growth initiatives, significantly improved margins and positioned the Company for enhanced shareholder returns. On behalf of the Board and the entire eBay family, we extend our sincerest gratitude to Scott for a job exceptionally well done.”

Mr. Schenkel will continue as interim CEO until Mr. Iannone joins the Company on April 27, 2020 and will thereafter work with Mr. Iannone to ensure a smooth transition of leadership. Andy Cring will continue to serve as interim CFO.

Mr. Iannone’s appointment marks the end of a comprehensive search process led by a dedicated committee of eBay’s Board of Directors and supported by outside executive search and leadership advisory firm Spencer Stuart. The Search Committee, comprised of Fred Andersen, Katie Mitic, Matt Murphy, Paul Pressler and Tom Tierney, led an extensive evaluation of external and internal candidates for the role. The full eBay Board unanimously supported Mr. Iannone’s selection as CEO.

About Jamie Iannone

Mr. Iannone most recently served as Chief Operating Officer of Walmart eCommerce. His team focused on operational oversight of eCommerce as Walmart moves to a truly omnichannel organization. He also had responsibility for Store No. 8, Walmart’s incubation hub.

Mr. Iannone joined Sam’s Club in 2014 and was CEO of SamsClub.com and Executive Vice President of membership and technology. In that role, Mr. Iannone grew both the SamsClub.com business and Sam’s Club’s membership base, which ended FY20 with record-high eCommerce growth and Plus renewal counts. His teams also released industry-leading technologies including Scan & Go, Ask Sam’s, Sam’s Club Now and Club Pickup.

Before joining Walmart Inc., Mr. Iannone was Executive Vice President of Digital Products at Barnes & Noble, Inc., where he was responsible for all NOOK devices, software, accessories, retail integration and experiences, books and digital content, as well as third-party partnerships. He also spent nearly eight years at eBay as a Vice President and in other roles leading several areas of the Company, including its global search, buyer experience and tailored shopping experience divisions. Before that, Mr. Iannone worked at Epinions.com and Booz Allen Hamilton.

Mr. Iannone previously served on the Board of Directors of The Children’s Place. He earned a Bachelor of Science in operations research, engineering and management systems from Princeton University and a Master of Business Administration from the Stanford Graduate School of Business.

About eBay

eBay Inc. (Nasdaq: EBAY) is a global commerce leader including the Marketplace and Classifieds platforms. Collectively, we connect millions of buyers and sellers around the world, empowering people and creating opportunity for all. Founded in 1995 in San Jose, California, eBay is one of the world’s largest and most vibrant marketplaces for discovering great value and unique selection. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the future performance of eBay Inc. and its consolidated subsidiaries, including full year guidance for 2019, leadership changes and the company’s operating and strategic reviews. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade; the company’s ability to realize expected growth opportunities in payments intermediation and advertising; the outcome of the operating and strategic portfolio reviews; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for its business; changes to the company’s capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the company’s share repurchases, or management of operating cash; the company’s ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the company’s need and ability to manage regulatory, tax, data security and litigation risks; whether the operational, marketing and strategic benefits of the separation of the eBay and PayPal businesses can be achieved; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company’s ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company’s results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations website at https://investors.ebayinc.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Contact:

Investor Relations Contact:

Joe Billante

ir@ebay.com

Media Relations Contact:

Trina Somera

press@ebay.com

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